UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

June 17, 2013

ROCKDALE RESOURCES CORPORATION
(Exact name of registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation or organization)	000-52692 (Commission File Number)	86-1061005 (IRS Employer Identification No.)
11044 Research Blvd. SuiteA-200 Austin, Texas 78759 (Address of principal executive offices and zip code)

(512) 795-2300
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2013, the Company entered into a Convertible Secured Note and Warrant Purchase Agreement (the “Purchase Agreement”) with Rick Wilber.  Pursuant to the Purchase Agreement, the Company agreed to sell, and Mr. Wilber agreed to buy, for aggregate consideration of $350,000.00, a convertible secured promissory note in the principal amount of $350,000.00 (the “Note”), and a warrant to purchase 1,000,000 shares of the Company’s common stock (the “Warrant”).  As of the date of this Report on Form 8-K, it is the Company’s understanding that Mr. Wilber and persons controlled by or affiliated with Mr. Wilber own an aggregate of 1,500,000 shares, or approximately 10.7%, of the Company’s common stock.

The Note will bear interest beginning on December 17, 2013, at 6% per annum, which is payable quarterly for the term of the Note, beginning on March 31, 2014.  The Note matures on June 17, 2016.  Mr. Wilber has the option to convert the note, at any time prior to maturity, into the number of shares of the Company’s common stock obtained by dividing the Note’s outstanding balance (including all then-unpaid principal and interest) by $0.30.  The Company may prepay the Note at any time, in whole or in part, without penalty.  The Note may be accelerated on an event of default under the Note.  Events of default under the Note include, among other things, the Company’s unremedied failure to pay when due any principal or interest payment, the Company’s dissolution or liquidation, and the Company’s commencement of a case under bankruptcy laws.  The Note is secured by a Deed of Trust (the “Deed of Trust”), which grants Mr. Wilber a security interest in three of the Company’s Milam County oil wells.

The Warrant may be exercised until June 17, 2023.  The Warrant’s exercise price is $0.80 per share, and the Warrant contains a net issue exercise feature.

The foregoing summaries of the Purchase Agreement, Note, Warrant, and Deed of Trust do not purport to be complete and are qualified in their entirety by reference to each document, the forms of which are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and which are incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02               Unregistered Sales of Equity Securities.

The descriptions of the Note and the Warrant issued pursuant to the Purchase Agreement as set forth in Item 1.01 of this Form 8-K are incorporated herein by reference.  The Note and the Warrant were offered and sold to the investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated under the Securities Act.  The investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act.

Item 8.01               Other Events

On June 20, 2013, the Company issued a press release announcing the Wilber transaction and the Company’s plans to drill new wells and to improve certain existing wells.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Convertible Secured Note and Warrant Purchase Agreement between Rockdale Resources Corporation and Rick Wilber, dated June 17, 2013.
10.2	Form of Note issued by Rockdale Resources Corporation to Rick Wilber, dated June 17, 2013.
10.3	Form of Warrant issued by Rockdale Resources Corporation to Rick Wilber, dated June 17, 2013.
10.4	Deed of Trust among Rockdale Resources Corporation, Rick Wilber, and the Trustee named therein, dated June 17, 2013.
99.1	Press Release dated June 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKDALE RESOURCES CORPORATION

Date:  June 20, 2013                                                                By:        /s/ Marc Spezialy
Marc Spezialy
Chief Executive Officer